34462
                                    Item 77Q1
                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 19, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS/Foreign & Colonial Emerging Markets Equity Fund shall be redesignated as MFS Emerging Markets Equity Fund.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _____ day of _______________, ______.



---------------------                            --------------------
Richard B. Bailey                               Charles W. Schmidt
63 Atlantic Avenue                              63 Claypit Hill Road
Boston, MA  02110                               Wayland, MA  01778

---------------------                            --------------------
J. Atwood Ives                                   Arnold D. Scott
17 West Cedar Street                             20 Rowes Wharf
Boston, MA  02108                                Boston, MA 02110
---------------------                            --------------------
Lawrence T. Perera                               Jeffrey L. Shames
18 Marlborough Street                            38 Lake Avenue
Boston, MA 02116                                 Newton, MA  02159


---------------------                            --------------------
William J. Poorvu                                Elaine R. Smith
975 Memorial Drive                               75 Scotch Pine Road
Cambridge, MA  02138                             Weston, MA  02193
                                                 ___________________
David B. Stone
282 Beacon Street
Boston, MA  02116